May 17, 1999

Mr. Steven D. Krichmar, Partner

PricewaterhouseCoopers LLP

One Post Office Square

Boston, Massachusetts 02109

Dear Mr. Krichmar:

On February 18, 1999, the Board of Trustees of the Fidelity funds listed on the attached Exhibits voted not to retain PricewaterhouseCoopers LLP as the independent accountants for such funds listed on Exhibit I effective February 18, 1999 and for those funds listed on Exhibit II effective upon the completion of any audits for their respective fiscal years ended on January 31, 1999 or March 31, 1999. This action was recommended by the funds's Audit Committee on February 18, 1999.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

  Effective February 18, 1999, the Board of Trustees of the Fidelity funds specified on Exhibits I and II voted not to retain PricewaterhouseCoopers LLP as the funds' independent accountants. This action was recommended by the funds' Audit Committee on February 18, 1999.
  PricewaterhouseCoopers LLP's reports on the funds' financial statements for the two most recent fiscal years ended in 1999, 1998 or 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
  During the funds' two most recent fiscal years ended in 1999, 1998 or 1997, and through May xx, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

  A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to each fund's next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

  Sincerely,

  Richard A. Silver
  Treasurer of the Fidelity Funds

  cc: Mark Osterheld

  Exhibit I

Trust/Fund	1940 Act SEC File No:	1933 Act SEC File No:	Fiscal Years Ending

Fidelity Commonwealth Trust	811-2546	2-52322
Fidelity Intermediate Bond Fund			April 30, 1999
Fidelity Large Cap Stock Fund			April 30, 1999
Fidelity Small Cap Selector			April 30, 1999
Fidelity Small Cap Stock Fund			April 30, 1999
Spartan Market Index Fund			April 30, 1999
Fidelity Advisor Series VII	811-3010	2-67004
Fidelity Advisor Consumer Industries Fund			July 31, 1999
Fidelity Advisor Cyclical Industries Fund			July 31, 1999
Fidelity Advisor Financial Services Fund			July 31, 1999
Fidelity Advisor Health Care Fund			July 31, 1999
Fidelity Advisor Natural Resources Fund			July 31, 1999
Fidelity Advisor Technology Fund			July 31, 1999
Fidelity Advisor Utilities Growth Fund			July 31, 1999
Fidelity Boston Street Trust	811-5361	33-17704
Fidelity Target Timeline 1999			July 31, 1999
Fidelity Target Timeline 2001			July 31, 1999
Fidelity Target Timeline 2003			July 31, 1999
Fidelity Destiny Portfolios	811-1796	2-34099
Destiny I			September 30, 1999
Destiny II			September 30, 1999
Fidelity Advisor Series II	811-4707	33-6516
Fidelity Advisor Government Investment Fund			October 31, 1999
Fidelity Advisor High Yield Fund			October 31, 1999
Fidelity Advisor Short Fixed-Income Fund			October 31, 1999
Fidelity Advisor Series VIII	811-3855	2-86711
Fidelity Advisor International Capital Appreciation Fund			October 31, 1999
Fidelity Diversified International Fund			October 31, 1999
Fidelity Europe Capital Appreciation Fund			October 31, 1999
Fidelity Worldwide Fund			October 31, 1999
Fidelity Advisor Series I	811-3785	2-84776
Fidelity Advisor Equity Growth Fund			November 30, 1999
Fidelity Advisor Growth & Income Fund			November 30, 1999
Fidelity Advisor Growth Opportunities Fund			November 30, 1999
Fidelity Advisor Large Cap Fund			November 30, 1999
Fidelity Advisor Mid Cap Fund			November 30, 1999
Fidelity Advisor Strategic Opportunities Fund			November 30, 1999
Fidelity Advisor TechnoQuant Growth Fund			November 30, 1999

  Exhibit I - continued

Trust/Fund	1940 Act SEC File No:	1933 Act SEC File No:	Fiscal Years Ending

Fidelity Advisor Series II	811-4707	33-6516
Fidelity Advisor Balanced Fund			November 30, 1999
Fidelity Advisor Series III	811-3466	2-77571
Fidelity Advisor Equity Income Fund			November 30, 1999
Fidelity Advisor Series II	811-4707	33-6516
Fidelity Advisor Strategic Income Fund			December 31, 1999
Variable Insurance Products Fund II	811-5511	33-20773
Asset Manager Portfolio			December 31, 1999
Asset Manager: Growth Portfolio			December 31, 1999
Contrafund Portfolio			December 31, 1999
Index 500 Portfolio			December 31, 1999
Investment Grade Bond Portfolio			December 31, 1999
Variable Insurance Products Fund III	811-7205	33-54837
Balanced Portfolio			December 31, 1999
Growth & Income Portfolio			December 31, 1999
Growth Opportunities Portfolio			December 31, 1999

  Exhibit II

Trust/Fund	1940 Act SEC File No:	1933 Act SEC File No:	Fiscal Years Ending

Fidelity Massachusetts Municipal Trust	811-3361	2-75537
Fidelity Massachusetts Municipal Money Market Fund			January 31, 2000
Spartan Massachusetts Municipal Income Fund			January 31, 2000
Spartan Massachusetts Municipal Money Market Fund			January 31, 2000
Fidelity New York Municipal Trust	811-3723	2-83295
Spartan New York Municipal Income Fund			January 31, 2000
Fidelity New York Municipal Trust II	811-6398	33-42943
Fidelity New York Municipal Money Market Fund			January 31, 2000
Spartan New York Municipal Money Market Fund			January 31, 2000
Fidelity Colchester Street Trust	811-3320	2-74808
Domestic Portfolio			March 31, 2000
Government Portfolio			March 31, 2000
Money Market Portfolio			March 31, 2000
Tax-Exempt Portfolio			March 31, 2000
Treasury Only Portfolio			March 31, 2000
Treasury Portfolio			March 31, 2000